UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2015

GROUPON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35335	27-0903295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite400 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 676-5773

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On April 19, 2015, Groupon Trailblazer, Inc. (“Trailblazer”), a Delaware corporation and wholly owned subsidiary of Groupon, Inc. (“Groupon”), entered into an Investment Agreement (the “Agreement”), with Monster Partners LP (“Investor”), a Delaware limited partnership which is jointly owned by affiliates of Kohlberg, Kravis Roberts & Co. L.P. and Anchor Equity Partners (Asia) Limited, and Monster Holdings LP (“Newco”), a newly-formed Delaware limited partnership. Pursuant to the Agreement, subject to certain conditions described in the Agreement, (a) Investor will contribute $360 million to Newco in exchange for 72,000,000 Class A Units of Newco (unless it exercises its right to assign the purchase of up to 2,000,000 Class A Units to to Mr. Daniel Shin (current chief executive officer and founder of TMON) and (b) Trailblazer will contribute all of the issued and outstanding share capital of Living Social Korea Inc. (“LS Korea”), a Korean corporation and holding company of Ticket Monster, Inc., a Korean corporation (“TMON”) to Newco in exchange for (i) 64,000,000 Class B Units of Newco and (ii) $285 million in cash consideration and ((a) and (b) collectively, the “Investment”).

Subject to the terms and conditions of the Agreement, after the consummation of the Investment and related transactions, Trailblazer and Investor will own 40.9% and 46.1%, respectively, of the outstanding equity (on a fully diluted basis) of Newco. The remaining 13% of the outstanding equity (on a fully diluted basis) of Newco will be composed of Class C Units issued to Newco’s management and subject to time and performance based vesting conditions, with a portion of such Class C Units being held for future issuance to employees, officers and directors at the discretion of the Board of Directors of Newco (the “Board”). The units in Newco will be subject to certain preferences with respect to distributions, governance and liquidation. Following the consummation of the Investment, the Board will be composed of seven directors, consisting of four directors designated by Investor, one director designated by Groupon, the chief executive officer of TMON and one director designated by Mr. Shin.

The Agreement contains customary representations, warranties and covenants of Trailblazer regarding Trailblazer, TMON and the operation of the TMON business between the date of the Agreement and the closing date of the Investment. Additionally, in connection with the consummation of the Investment, the parties have agreed to certain non-competition and non-solicitation covenants, including that (a) Groupon and its affiliates will not compete with the business of Newco and its affiliates in Korea or solicit the employees of Newco or its affiliates for a period ending on the later of four years from the closing date or such date that Groupon holds less than a five percent direct or indirect ownership interest in Newco and (b) Newco and its affiliates will not solicit the employees of Groupon or its affiliates for a period ending four years from the closing date.

Pursuant to the terms of the Agreement, Trailblazer will indemnify the Investor and its affiliated parties (other than LS Korea and TMON) for breaches of its representations and warranties, breaches of covenants and certain other matters, including certain pre-closing tax matters. The representations and warranties set forth in the Agreement generally survive for 15 months following the closing of the Investment, with longer survival periods with respect to certain fundamental representations and warranties and representations regarding taxes and employee benefit matters. The Seller’s indemnification obligations generally are subject to a deductible of $2 million, in which case Groupon will be required to indemnify only for such losses in excess of the deductible, and generally are capped at $28.5 million. However, the deductible and cap on indemnification do not apply with respect to breaches of the fundamental representations and warranties described above, breaches of covenants and certain pre-closing tax matters, which are capped at $285 million.

The Investment is expected to close in the second quarter of 2015. Consummation of the Investment is subject to customary closing conditions for transactions of this nature, including approval from the Korean Fair Trade Commission (the “KFTC”). In addition, the Agreement is subject to termination by either party if the Investment is not consummated by July 31, 2015, subject to a 60-day extension if KFTC approval has not been received by such date.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference in its entirety. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Groupon, Trailblazer, LS Korea, TMON or Newco. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in a confidential Disclosure Schedule provided by Trailblazer to Investor in connection with the signing of the Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between Trailblazer and Investor rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of facts about Trailblazer, LS Korea, TMON or Newco.

ITEM 7.01.	Regulation FD Disclosure

On April 20, 2015, Groupon issued press releases announcing the Agreement and the new share repurchase program described below. The press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated herein by reference.

The information in Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

ITEM 8.01.	Other Events

On April 20, 2015, Groupon announced that its Board of Directors has approved a new share repurchase program, subject to the closing of the Investment. Under the new share repurchase program, Groupon is authorized to repurchase up to $300 million of its outstanding Class A common stock, including up to $90 million in accelerated repurchases through privately negotiated transactions, block trades, an accelerated repurchase plan or other similar arrangements. The new share repurchase program is expected to be effective following the closing of the Investment and continue through August 2017. Groupon expects to use a portion of the proceeds from the Investment to fund repurchases under the new repurchase program. Groupon also intends to continue repurchases under its existing $300 million share repurchase program approved in 2013, which expires in August 2015.

The timing and amount of any share repurchases will be determined based on market conditions, share price and other factors, and any such repurchases may be made in the open market or through privately negotiated transactions. Repurchases will be made in compliance with SEC rules and other legal requirements and may be made in part under a Rule 10b5-1 plan, which permits stock repurchases when Groupon might otherwise be precluded from doing so.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Groupon’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting Groupon’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report to conform these statements to actual results or to changes in its expectations.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Investment Agreement, dated April 19, 2015, by and among Trailblazer, Investor and Newco

99.1	Joint press release, dated April 20, 2015, announcing the entry into the Agreement

99.2	Press release, dated April 20, 2015, announcing the entry into the Agreement and the new share repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: April 20, 2015	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Investment Agreement, dated April 19, 2015, by and among Trailblazer, Investor and Newco

99.1	Joint press release, dated April 20, 2015, announcing the entry into the Agreement

99.2	Press release, dated April 20, 2015, announcing the entry into the Agreement and the new share repurchase program

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